Exhibit 99.1

CONTACTS:	Robert Manetta
Intel Press Relations
408-765-7082
robert.i.manetta@Intel.com

Mike Tate
Marvell Vice President & Treasurer
408-222-2500
mtate@Marvell.com

MARVELL TO PURCHASE INTEL’S COMMUNICATIONS AND
APPLICATION PROCESSOR BUSINESS FOR $600 MILLION

Santa Clara, Calif., June 27, 2006 — Marvell Technology Group, Ltd. and Intel Corporation today announced that they have signed an agreement for Intel to sell its communications and application processor business to Marvell for a purchase price of $600 million plus the assumption by Marvell of certain liabilities. The planned sale will give Marvell a strong presence in the growing market segment for processors used in smart handheld devices. The sale also will enable Intel to focus its investments on its core businesses, including high-performance, low-power Intel Architecture-based processors and emerging technologies for mobile computing, including Wi-Fi and WiMAX broadband wireless technologies. The transaction is expected to close in approximately four to five months and is subject to regulatory review and other normal closing conditions.

Intel’s communications and application processor business develops and sells processors for handheld devices including smart phones and personal digital assistants. The business’ processors, based on Intel® XScale technology, include the Intel® PXA9xx communications processor, codenamed “Hermon,” which powers Research in Motion’s (RIM) Blackberry* 8700 device. The Intel PXA27x applications processor, codenamed “Bulverde,” is used in the Palm Treo* smart phone, the Motorola Q* and other devices.

“Marvell and Intel have built a very strong relationship over the past six years and we are very excited to work closely with Intel in transitioning this business into Marvell,” stated Dr. Sehat Sutardja, Marvell’s chairman, president and CEO. “This transaction presents Marvell with a tremendous opportunity to become a long-term leading supplier in the cell phone and consumer electronics market segments.”

“In recent years, Intel has made significant progress and won major customers with this business,” said Sean Maloney, Intel executive vice president and general manager, Mobility Group. “The communications and application processor segments continue to present an attractive market opportunity, and we believe this business and its assets are an optimal fit for Marvell. We have a long history of working closely with Marvell and believe it has the ability to grow the business while maintaining customer commitments.”

Intel’s communications and application processor business includes approximately 1,400 employees involved in a variety of functions, including engineering, product testing/validation, operations and marketing. It is expected that the vast majority of these employees will become employees of Marvell.

Intel currently intends to receive the entire purchase price in cash. However, Intel has the option to take up to $100 million of the $600 million purchase price in Marvell common stock. Upon closing, Marvell may record a one-time charge for purchased in-process research and development expenses. The amount of that charge, if any, has not yet been determined. Intel will provide information regarding the financial impact of the transaction at a later time.

After the close of the transaction, Intel intends to continue manufacturing products currently sold by this business for handheld devices and embedded applications, and to manufacture products that are being designed into upcoming devices. This arrangement is expected to continue while Marvell arranges other manufacturing resources. Intel and Marvell do not anticipate disruptions in the supply of these products due to this planned sale.

This planned sale does not impact the ability of other Intel businesses in the networking and storage market segments to continue to use ARM*-based, Intel XScale® processors. Those Intel businesses will be able to continue licensing chip designs directly from ARM Holdings PLC and modifying the designs for their needs.

Marvell to Host Investors’ Conference Call

Marvell will conduct a conference call today at 8:30 a.m. EDT (5:30 a.m. PDT) to discuss this transaction. To listen to the conference call, investors can dial 617-213-8063 approximately 10 minutes prior to the initiation of the teleconference and refer to conference code 81756057. The call is also being webcast by Thomson/CCBN and can be accessed at Marvell’s Web site at www.Marvell.com. Please visit the Investor Events section. Replay of the conference call will be available until July 3 by dialing 617-801-6888 with conference code 12060047. The replay will also be available on the Internet until Aug. 18.

About Intel

Intel, the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom.

About Marvell

Marvell (NASDAQ: Marvell) is the leader in development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiMarvell, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at 408-222-2500 or at www.Marvell.com.

Marvell® and the Marvell logo are trademarks of Marvell.

Intel® and Intel XScale® are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries.

*Other names and brands may be claimed as the property of others.

Marvell Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about Marvell products and markets and about the pending acquisition.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Forward-looking statements include statements regarding the timing of the expected closing of the acquisition, the recording of a charge for in-process research and development, expectations regarding the number of employees of the acquired business expected to become employees of Marvell, and expectations regarding the manufacturing of the products of the businesses to be acquired from Intel. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the fact that the closing of the acquisition may be delayed or may not occur, including risks relating to satisfaction of the conditions to closing of the acquisition, the risk that Marvell may not realize the anticipated benefits of the acquisition, the risk that Marvell may not retain the customer relationships of the application and communication processor business of Intel, risks associated with shifting production to Marvell’s foundries, and other risks associated with acquisitions, including the ability to successfully integrate the acquired technologies or operations, the potential for unexpected liabilities, the potential diversion of management’s attention and our ability to retain key employees of acquired businesses. For other factors that could cause Marvell’s results to vary from expectations, please see the risks detailed from time to time in Marvell’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Intel Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about Intel products and market segments and about the pending acquisition.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Forward-looking statements include statements regarding expectations for the migration of production into Marvell’s foundry flows and the timing of the expected closing of the acquisition. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the fact that the closing of the acquisition may be delayed or may not occur, including risks relating to satisfaction of the conditions to closing of the acquisition, risks related to the ability to retain key employees and customer and supplier relationships of the application and communication processor business until the closing of the acquisition, risks associated with shifting production to Marvell’s foundries, and the potential for unexpected liabilities related to the disposition of the business. For other factors that could cause Intel’s results to vary from expectations, please see the risks detailed from time to time in Intel’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2006. Intel undertakes no obligation to revise or update publicly any forward-looking statements.